Exhibit 99.1

FINANCIAL STATEMENTS
(Unaudited)

KM PHOENIX HOLDINGS, LLC

As of June 30, 2018 and December 31, 2017, and
For the Six Months Ended June 30, 2018 and 2017

1

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC

2

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC
STATEMENTS OF INCOME
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Revenues	$35,020	$33,557

Operating Costs and Expenses
Costs of sales	4,704	4,931
Operations and maintenance	12,398	12,384
Product gain	(4,121)	(4,040)
Depreciation and amortization	9,331	9,195
General and administrative	2,390	1,802
Taxes, other than income taxes	1,631	1,754
Total Operating Costs and Expenses	26,333	26,026

Income Before Income Taxes	8,687	7,531

Income Tax Expense	(41)	(12)

Net Income	$8,646	$7,519

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC
BALANCE SHEETS
(In Thousands)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$21,143	$17,114
Accounts receivable	6,013	5,332
Inventories	2,918	2,403
Other current assets	337	108
Total current assets	30,411	24,957

Property, plant and equipment, net	364,579	364,860
Deferred charges and other assets	37	120
Total Assets	$395,027	$389,937

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$8,250	$11,288
Accrued taxes, other than income taxes	1,787	1,359
Environmental liabilities	3,609	3,627
Other current liabilities	2,066	1,617
Total current liabilities	15,712	17,891

Long-term liabilities and deferred credits
Environmental liabilities	36,314	37,688
Other long-term liabilities and deferred credits	7	10
Total long-term liabilities and deferred credits	36,321	37,698
Total Liabilities	52,033	55,589

Members' Equity	342,994	334,348
Total Liabilities and Members' Equity	$395,027	$389,937

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC
STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities
Net income	$8,646	$7,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,331	9,195
Other non-cash items	—	(87)
Changes in components of working capital:
Accounts receivable	(681)	(1,230)
Inventories	(515)	759
Accounts payable	(991)	1,413
Accrued taxes, other than income taxes	320	90
Other current assets and liabilities	277	(572)
Other long-term assets and liabilities	(1,381)	(1,170)
Net Cash Provided by Operating Activities	15,006	15,917

Cash Flows From Investing Activities
Capital expenditures	(10,977)	(7,965)
Proceeds from sale of long-lived assets	—	17,222
Net Cash Used in Investing Activities	(10,977)	9,257

Cash Flows From Financing Activities
Distributions to Members	—	(15,000)
Net Cash Used in Financing Activities	—	(15,000)

Net Increase in Cash and Cash Equivalents	4,029	10,174
Cash and Cash Equivalents, beginning of period	17,114	12,620
Cash and Cash Equivalents, end of period	$21,143	$22,794

Non-cash Investing and Financing Activities
Net increases in property, plant and equipment accruals		$2,736

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC
STATEMENTS OF MEMBERS' EQUITY
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Beginning Balance	$334,348	$343,130
Net income	8,646	7,519
Distributions	—	(15,000)
Ending Balance	$342,994	$335,649

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KM PHOENIX HOLDINGS, LLC
NOTES TO FINANCIAL STATEMENTS

1. General

We are a Delaware limited liability company, formed on October 13, 2015. When we refer to “us,” “we,” “our,” “ours,” or “the Company,” we are describing KM Phoenix Holdings, LLC.

The member interests in us are as follows:

•75% - Kinder Morgan Operating L.P. “D” (OLPD), an indirect subsidiary of Kinder Morgan, Inc. (KMI); and
•25% - BP Products North America Inc. (BP), a subsidiary of BP p.l.c.

We own and operate 13 refined products terminals which are key distribution facilities for major refined products consuming markets and which have approximately 8.1 million barrels of storage and associated infrastructure in the United States.

Basis of Presentation

General

We have prepared our accompanying financial statements in accordance with the accounting principles contained in the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification, the single source of United States Generally Accepted Accounting Principles and referred to in this report as the Codification.

The financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 are unaudited. We derived the balance sheet as of December 31, 2017 from our 2017 audited financial statements. In addition, our accompanying financial statements reflect normal adjustments that are, in the opinion of our management, necessary for a fair statement of our financial results for the interim periods and certain amounts from prior periods have been reclassified to conform to the current presentation. Interim results are not necessarily indicative of results for a full year; accordingly, you should read these financial statements in conjunction with our audited financial statements and related notes for the year ended December 31, 2017.

Management has evaluated subsequent events through October 4, 2018, the date these financial statements were available to be issued.

Accounting Policy Changes

Adoption of New Accounting Pronouncements

On January 1, 2018, we adopted Accounting Standards Updates (ASU) No. 2014-09, “Revenue from Contracts with Customers” and a series of related accounting standard updates designed to create improved revenue recognition and disclosure comparability in financial statements. For more information, see Note 4.

2. Divestiture

On February 1, 2017, we sold a refined products terminal facility located in Port Everglades, Florida to Motiva Enterprises LLC. We received proceeds, net of working capital adjustments, of approximately $17,222,000. The gain on sale of the terminal facility was immaterial to our net income and is included in “Operations and maintenance” on our accompanying Statement of Income for the six month ended June 30, 2017.

3. Related Party Transactions

Affiliate Agreement

On February 1, 2016, we entered into an Operating and Administration Agreement with Kinder Morgan Liquids Terminals LLC (KM Liquids), a subsidiary of KMI, where KM Liquids assumes responsibility of operating and maintaining our refined products terminals and providing related administrative services. We agreed to pay to KM Liquids for its services a fixed annual

Exhibit 99.1

management fee of $1,000,000 beginning in 2016 and escalating each fiscal year thereafter by the greater of (i) 2% or (ii) the sum of the percentage change in the Producer Price Index for Finished Goods for the preceding year weighted at 50% and the percentage change in the Employment Cost Index for total compensation for the preceding year weighted at 50%. During the six month periods ended June 30, 2018 and 2017, we incurred a management fee of $524,000 and $510,000, respectively, which is reflected in “Operations and maintenance” on our accompanying Statements of Income.

Other Affiliate Balances and Activities

We enter into transactions with our affiliates within the ordinary course of business and the services are based on the same terms as non-affiliates.

We do not have employees. Employees of KMI and its affiliates provide services to us. In accordance with our governance documents, we reimburse KMI at cost.

The following table summarizes our balance sheets affiliate balances (in thousands):

	June 30,	December 31,
	2018	2017
Accounts receivable	$5,041	$4,861
Accounts payable	3,828	4,999
The following table shows revenues and costs from our affiliates (in thousands):

	Six Months Ended June 30,
	2018	2017
Revenues	$31,616	$31,231
Cost of sales	3,822	3,925
Operations and maintenance	5,032	5,089
Product gain	(4,121)	(4,040)
General and administrative	2,172	1,484
Capitalized costs	767	991

Subsequent Event

In July 2018, we made $6 million of cash distributions to our Members.

4. Revenue Recognition

Adoption of Topic 606

Effective January 1, 2018, we adopted ASU No. 2014-09, “Revenue from Contracts with Customers” and the series of related accounting standard updates that followed (collectively referred to as “Topic 606”). We utilized the modified retrospective method to adopt Topic 606, which required us to apply the new revenue standard to (i) all new revenue contracts entered into after January 1, 2018, and (ii) revenue contracts which were not completed as of January 1, 2018. In accordance with this approach, our revenues for periods prior to January 1, 2018 were not revised. The cumulative effect of the adoption of Topic 606 as of January 1, 2018 and the impact to the financial statement line items for the current year was not material.

Revenue from Contracts with Customers

Beginning in 2018, we account for revenue from contracts with customers in accordance with Topic 606. The unit of account in Topic 606 is a performance obligation, which is a promise in a contract to transfer to a customer either a distinct good or service (or bundle of goods and services) or a series of distinct goods or services provided over a period of time. Topic 606 requires that a contract’s transaction price, which is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, is to be allocated to each performance obligation in the contract based on

Exhibit 99.1

relative standalone selling prices and recognized as revenue when (point in time) or as (over time) control of the goods or services transfers to the customer and the performance obligation is satisfied.

Our customer service contracts primarily include terminaling service contracts, as described below. Generally, for the majority of these contracts: (i) our promise is to transfer (or stand ready to transfer) a series of distinct integrated services over a period of time, which is a single performance obligation; (ii) the transaction price includes fixed and/or variable consideration, which amount is determinable at contract inception and/or at each month end based on our right to invoice at month end for the value of services provided to the customer that month; and (iii) the transaction price is recognized as revenue over the service period specified in the contract (which can be a day, including each day in a series of promised daily services, a month, a year, or other time increment, including a deficiency makeup period) as the services are rendered using a time-based (passage of time) or units-based (units of service transferred) output method for measuring the transfer of control of the services and satisfaction of our performance obligation over the service period, based on the nature of the promised service (e.g., firm or non-firm) and the terms and conditions of the contract (e.g., contracts with or without makeup rights).

Firm Services

Firm services (also called uninterruptible services) are services that are promised to be available to the customer at all times during the period(s) covered by the contract, with limited exceptions. Our firm service contracts are typically structured with take- or-pay or minimum volume provisions, which specify minimum service quantities a customer will pay for even if it chooses not to receive or use them in the specified service period (referred to as “deficiency quantities”). We typically recognize the portion of the transaction price associated with such provisions, including any deficiency quantities, as revenue depending on whether the contract prohibits the customer from making up deficiency quantities in subsequent periods, or the contract permits this practice, as follows:

•
Contracts without Makeup Rights: If contractually the customer cannot make up deficiency quantities in future periods, our performance obligation is satisfied, and revenue associated with any deficiency quantities is generally recognized as each service period expires. Because a service period may exceed a reporting period, we determine at inception of the contract and at the beginning of each subsequent reporting period if we expect the customer to take the minimum volume associated with the service period. If we expect the customer to make up all deficiencies in the specified service period (i.e., we expect the customer to take the minimum service quantities), the minimum volume provision is deemed not substantive and we will recognize the transaction price as revenue in the specified service period as the promised units of services are transferred to the customer. Alternatively, if we expect that there will be any deficiency quantities that the customer cannot or will not make up in the specified service period (referred to as “breakage”), we will recognize the estimated breakage amount (subject to the constraint on variable consideration) as revenue ratably over such service period in proportion to the revenue that we will recognize for actual units of service transferred to the customer in the service period. For certain take-or-pay contracts where we make the service, or a part of the service, continuously available over the service period, we typically recognize the take-or-pay amount as revenue ratably over such period based on the passage of time.

•
Contracts with Makeup Rights: If contractually the customer can acquire the promised service in a future period and make up the deficiency quantities in such future period (the “deficiency makeup period”), we have a performance obligation to deliver those services at the customer’s request (subject to contractual and/or capacity constraints) in the deficiency makeup period. At inception of the contract, and at the beginning of each subsequent reporting period, we estimate if we expect that there will be deficiency quantities that the customer will or will not make up. If we expect the customer will make up all deficiencies it is contractually entitled to, any non-refundable consideration received relating to temporary deficiencies that will be made up in the deficiency makeup period will be deferred as a contract liability, and we will recognize that amount as revenue in the deficiency makeup period when either of the following occurs: (i) the customer makes up the volumes; or (ii) the likelihood that the customer will exercise its right for deficiency volumes then becomes remote (e.g., there is insufficient capacity to make up the volumes, the deficiency makeup period expires). Alternatively, if we expect at inception of the contract, or at the beginning of any subsequent reporting period, that there will be any deficiency quantities that the customer cannot or will not make up (i.e., breakage), we will recognize the estimated breakage amount (subject to the constraint on variable consideration) as revenue ratably over the specified service periods in proportion to the revenue that we will recognize for actual units of service transferred to the customer in those service periods.

Exhibit 99.1

Non-Firm Services

Non-firm services (also called interruptible services) are the opposite of firm services in that such services are provided to a customer on an “as available” basis. Generally, we do not have an obligation to perform these services until we accept a customer’s periodic request for service. For the majority of our non-firm service contracts, the customer will pay only for the actual quantities of services it chooses to receive or use, and we typically recognize the transaction price as revenue as those units of service are transferred to the customer in the specified service period (typically a daily or monthly period).

Nature of Revenue

We provide various types of liquid tank services. These services are generally comprised of inbound, storage and outbound handling of customer products.

Our liquid tank storage and handling service contracts generally include a promised tank storage capacity provision and prepaid volume throughput of the stored product. The handling services we provide generally includes blending and mixing, throughput movements, and ancillary services for gasoline, blend stock and other refined petroleum products and renewables. In these firm service contracts, we have a stand-ready obligation to perform this contracted service each day over the life of the contract. The customer pays a transaction price typically in the form of a fixed monthly charge and is obligated to pay whether or not it uses the storage capacity and throughput service (i.e., a take-or-pay payment obligation). These contracts generally include a per-unit rate for any quantities we handle at the request of the customer in excess of the prepaid volume throughput amount and also typically include per-unit rates for additional, ancillary services that may be periodically requested by the customer.

For non-firm storage and handling services, the customer pays a transaction price typically based on a per-unit rate for quantities handled on an as requested, non-guaranteed basis.

Products Sales Contracts

Our sales and purchases of refined products are primarily accounted for on a gross basis as product sales and cost of sales. The customer contract generally provides for the customer to nominate a specified quantity of commodity products that is processed through the vapor recovery unit in which the by-product is then delivered and sold to the customer at specified delivery points. The customer pays a transaction price typically based on a market indexed per-unit rate for the quantities sold.

Disaggregation of Revenues

The following table presents our revenues disaggregated by revenue source and type of revenue for each revenue source (in thousands):

Six Months Ended June 30, 2018
Revenue from contracts with customers
Services
Firm services (a)	$14,749
Fee-based services	11,473
Total services revenues	26,222
Sales
Product sales	3,517
Total sales revenues	3,517
Total revenue from contracts with customers	29,739
Lease revenue accounted for under ASC 840, Leases	5,281
Total revenues	$35,020
(a) Includes non-cancellable firm service customer contracts with take-or-pay or minimum volume commitment elements, including those contracts where both the price and quantity amount are fixed. In these arrangements, the customer is obligated to pay for the rendered service

Exhibit 99.1

whether or not the customer chooses to utilize the service. Excludes service contracts with indexed-based pricing, which along with revenues from other contracts are reported as Fee-based services.

Contract Balances

Contract assets and contract liabilities are the result of timing differences between revenue recognition, billings and cash collections. We did not have any contract assets during the periods presented. Our contract liabilities are substantially related to capital improvements paid for in advance by certain customers, which we subsequently recognize as revenue on a straight-line basis over the initial term of the related customer contracts.

The following table presents the activity in our contract liabilities for the six months ended June 30, 2018 (in thousands):

Contract Liabilities (a)
Balance at December 31, 2017	$404
Additions	1,425
Transfer to Revenues	(1,028)
Balance at June 30, 2018	$801
(a) Amounts reported within “Other current liabilities” in our accompanying balance sheets at June 30, 2018 and December 31, 2017, respectively

Revenue Allocated to Remaining Performance Obligations

The following table presents our estimated revenue allocated to remaining performance obligations for contracted revenue that has not yet been recognized, representing our “contractually committed” revenue as of June 30, 2018, including amounts to be transferred from deferred revenues (contract liabilities), that we will invoice and recognize as revenue in future periods (in millions):

Year	Estimated Revenue
Six months ended December 31, 2018	$16,047
2019	33,699
2020	33,641
2021	33,590
2022	33,718
Thereafter	2,793
Total	$153,488

Our contractually committed revenue for purposes of the tabular presentation above is generally limited to service customer contracts which have fixed pricing and fixed volume terms and conditions, generally including contracts with take-or-pay or minimum volume commitment payment obligations. Our contractually committed revenue amounts generally exclude, based on the following practical expedients that we elected to apply, remaining performance obligations for: (i) contracts with index-based pricing or variable volume attributes in which such variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct service that forms part of a series of distinct services; (ii) contracts with an original expected duration of one year or less; and (iii) contracts for which we recognize revenue at the amount for which we have the right to invoice for services performed.

5. Litigation, Environmental and Other Contingencies

We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against the Company. Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such matters will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend the Company. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such contingencies based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed.

We had no accruals for any outstanding legal proceedings as of June 30, 2018 and December 31, 2017.

Environmental Matters

Exhibit 99.1

We are subject to environmental cleanup and enforcement actions from time to time. In particular, the Comprehensive Environmental Response, Compensation and Liability Act generally imposes joint and several liability for cleanup and enforcement costs on current and predecessor owners and operators of a site, among others, without regard to fault or the legality of the original conduct, subject to the right of a liable party to establish a “reasonable basis” for apportionment of costs. Our operations are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in our operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies under the terms of authority of those laws, and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities to us.

General

Although it is not possible to predict the ultimate outcomes, we believe that the resolution of the environmental matters set forth in this note, and other matters to which we and our subsidiary are a party, will not have a material adverse effect on our business, financial position, results of operations or cash flows. As of June 30, 2018 and December 31, 2017, we had approximately $39,923,000 and $41,315,000, respectively, accrued for our environmental matters.

6. Recent Accounting Pronouncements

Topic 842

On February 25, 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This ASU requires that lessees recognize assets and liabilities on the balance sheet for the present value of the rights and obligations created by all leases with terms of more than 12 months. The ASU also will require disclosures designed to give financial statement users information on the amount, timing, and uncertainty of cash flows arising from leases.

On January 25, 2018, the FASB issued ASU No. 2018-01, “Land Easement Practical Expedient for Transition to Topic 842.” This ASU permits an entity to elect a transition practical expedient that would not require companies to reconsider its accounting for existing or expired land easements before the adoption of Topic 842 and that were not previously accounted for as leases under Topic 840.

We are in the process of assessing contracts to identify leases based on the modified definition of a lease, selecting a lease accounting system, evaluating internal control changes to support management in the accounting for and disclosure of leasing activities, and assessing currently available and proposed transition practical expedients. Topic 842 will be effective for us as of January 1, 2019.